LEASE AGREEMENT

      THIS LEASE, made by and between Plastic Properties, LLC, Green Bay, Wisconsin, a Wisconsin Limited Liability corporation, hereinafter called "Lessor", and Recycled Plastic Industries, Inc., a Wisconsin corporation, Green Bay, Wisconsin, hereinafter called "Lessee".


WITNESSETH:

I.    PREMISES:

      In consideration of the rents, covenants and agreements hereinafter set forth, Lessor does hereby demise and lease to Lessee, and Lessee does hereby take and hire from Lessor, the building premises situated in the City of Green Bay, County of Brown and State of Wisconsin, containing approximately 20,000 square feet, and any and all improvements. Said building premises are located at 1011 McDonald Street, Green Bay, Wisconsin 54303, and bears the following legal description:

      The building comprised or approximately 20,000 square feet located at 1011 McDonald Street, City of Green Bay, Brown County, Wisconsin, 54303 described as that part of Lots Five (5) and Six (6), Block Four (4), lying East of Miller Rasmussen Ice Company spur track, as shown on the blueprint attached to the land contract recorded in the office of the Register of Deeds for Brown County, Wisconsin in Volume 13 Miscellaneous Records, Page 15, according to the recorded Plat of McDonald's Addition, in the City of Green Bay, West side of Fox River, together with a perpetual easement across lots 2,3 and 4, Block 4, according to the recorded Plat of McDonald's Addition, in the City of Green Bay, West side of Fox River, for the installation, laying, maintaining and repairing of sufficient sewer and water pipes to service Lots 5 and 6 above. ALSO that part of the vacated Warren Street as described in Jacket 2639 Records, Image 15-16. AND Lot Three (3), according to the recorded Plat of A.E. Elmore's Second Addition, in the City of Green Bay, Brown County, Wisconsin, except the most southerly Seventeen and One-half (17.5) feet thereof.


II.   TERMS:

      A. Original Term: The Original lease term shall be for a period of five (5) years commencing January 27, 1997 and terminating on December 31, 2001.

      B. First Renewal Term: Lessee may renew the term of this lease for a period of five (5) years upon the giving of notice to Lessor. Such notice must be given at least ninety (90) days prior to the expiration of the original term. Upon Lessee giving notice of the exercise of this option, this lease shall be renewed upon the same terms and conditions as are applicable to the original term.


III.  COMMENCEMENT DATE:

      The commencement date of this lease shall be January 1, 1997.


IV.   RENTAL:

      Lessee shall pay to Lessor, in advance, Four Thousand Four Hundred and Thirty Two Dollars and 42 cents ($4,432.42) per month, due on the first day of each calendar month. The first monthly payment shall be due on the signing date of this Lease. Lessee shall also pay to Lessor $4,432.42 upon execution of this lease which shall serve as security for Lessee's performance as provided herein, and refunded to Lessee at the expiration or termination of this Lease, subject to Lessee's satisfactory compliance with the conditions hereof.


V.    TAXES AND ASSESSMENTS:

Lessee agrees to pay to the appropriate governmental agencies all real property taxes, impositions, or all other claims or charges, specifically not including special assessments (herein collectively called the "taxes"), which may constitute or may be reduced to a lien upon the leased premises, including but not limited to water charges and sewer charges, before the same shall become delinquent. All such payments for the first and last year of the original term and any renewal tern shall be prorated between Lessor and Lessee, so that Lessee shall be responsible for that portion of the taxes which is attributable to the original term and any renewal term.

Lessee shall have the right in its own name, or in Lessor's name where appropriate, but at its own cost and expense, to contest the amount or legality of any taxes which it is obligated to pay hereunder and make application for the reduction thereof, or any assessment upon which the same may be based, and the Lessor agrees at the request of the Lessee to execute or join in the execution of any instruments or documents necessary in connection with such contest or application. If the Lessee shall contest such tax assessment or other imposition, the time within which the Lessee shall be required to pay the same shall be extended until such contest or application shall have been finally determined, except that Lessee shall be responsible for any penalty imposed by the taxing authority resulting from late payment of taxes due to said contest.


VI.   INSURANCE

Lessee hereby covenants and agrees at all times during the original term of this lease and any renewal term to maintain and keep in force for the mutual benefit of Lessor and Lessee.

(a) Comprehensive general liability insurance against all claims for personal injury, death or property damage occurring on the leased premises with minimum limits of liability of $1,000,000.00 per occurrence, property damage or bodily injury, and $2,000,000.00 general aggregate.

(b) Fire insurance, with extended coverage, in an amount not less than the replacement value of the improvements located on the leased premises. Such policy may, at the option of Lessor, contain a loss payable clause in favor of any mortgagee of the leased premises, as their interests may appear.

(c) All insurance provided by Lessee as required in this section shall be carried in favor of Lessor and Lessee as their respective interests may appear, and in case of insurance against damage to the leased premises by fire or other casualty, shall provide that the loss, if any, shall be adjusted with the payable to the Lessor. All insurance shall be written with responsible companies and the policies shall be held by Lessor, or, when appropriate, by the holder of any mortgage, in which case copies of the policies or certificates of insurance shall be delivered by Lessee to Lessor. Lessor shall be listed as an additional named insured and all policies shall require thirty
(30) days notice by registered mail to Lessor of any cancellation or change affecting any interest of Lessor.

(d) All insurance policies for liability, fire, and casualty shall bear an endorsement waiving the right of subrogation, first against the Lessor for any acts or omissions on its part, and secondly, against the Lessee for any acts or omissions on its part.


VII.  UTILITIES

      Lessee shall pay all natural gas, oil, electrical utility bills, water, telephone, and any and all other utilities for the leased premises and shall pay as and when due all charges against the premises for such utility services. All applications and connections for necessary utility services on the leased premises subsequent to January 1, 1997, shall be made only in the name of the Lessee.


VIII. ALTERATIONS, ADDITIONS AND IMPROVEMENTS:

A. Subject to the limitation that no substantial portion of the building premises shall be demolished or removed by Lessee without prior written consent of Lessor, and if necessary, of any mortgagee, Lessee may, at any time during the lease term, subject to the conditions set forth below and at its own expense, make any alterations, additions or improvements in and to the building premises. Alterations shall be performed in a workmanlike manner and shall not weaken or impair the structural strength, or lessen the value, of the building premises, or change the purposes for which the building or any part thereof, may be used.

B. Conditions with respect to alterations, additions or improvements are as follows:

(1) Before commencement of any work all plans and specifications shall be submitted, filed with, and approved by all governmental departments or authorities having jurisdiction and any public utility company having an interest therein, and all work shall be done in accordance with requirements of all applicable governmental regulations. The plans and specifications for any alternations estimated to cost Twenty-Five Thousand Dollars ($25,000.00) or more shall be submitted to Lessor. However, all alternations to the structure walls and roof of the building regardless of cost must be submitted to Lessor for written approval prior to commencement of work.

(2) Prior to commencement of any work, Lessee shall pay the amount of any increase in premiums on insurance policies provided for herein because of endorsements to be made covering the risk during the course of work.

(3) All alterations, additions, and improvements to the leased premises at the commencement of the term, and that may be erected or installed during the term, shall become part of the leased premises and the sole property of the Lessor, except that all movable trade fixtures installed by Lessee shall be and remain the property of Lessee.


IX.   REPAIRS:

      Lessee shall, at all times during the Lease and at its own cost and expense, repair, and maintain in good, safe and substantial condition, all buildings and any improvements, additions, and alterations thereto, and shall use all reasonable precaution to prevent waste, damage or injury to the leased premises.

Lessor Maintenance. Lessor shall keep and maintain the roof and structural components of the demised premises, except that Lessee shall promptly repair any damage caused thereto by its act or negligence or that of its employees, agents, invitees, or contractors. Except as otherwise provided herein, the Lessor shall not be responsible to maintain or make any improvements or repairs of any kind, in or upon the demised premises.

      Should Lessor, subject to its right of entry to repair and inspect the
leased      premises, desire repairs completed subject to this section, and should Lessee refuse to complete said repairs, the matter shall be submitted to binding arbitration as set forth below:

      Either party may declare a deadlock by written notice to the other party, naming an arbitrator. The other party shall name an arbitrator within five (5) working days of receipt of the notice. The two (2) arbitrators selected shall select a third arbitrator within ten (10) days of the arbitration notice and a decision shall be rendered within ten (10) days of the selection of the third arbitrator, unless any of these time periods are changed by agreement of the parties. The parties agree to be bound by the majority decision.

      Any arbitrator named hereunder shall be a member of the Brown County Builders Association, regularly involved in commercial construction.

      The party against whom a decision is rendered shall pay the cost of all of the arbitrators.

At the expiration of said lease period, Lessee shall return to Lessor the leased premises in the same good condition as they were at the commencement of this lease, subject only to usual and reasonable wear and tear.

X.    CASUALTY LOSS:


If the building premises should be damaged by fire or other casualty, Lessee shall promptly notify Lessor of such casualty and Lessee shall promptly commence to repair or reconstruct such building or other improvements as nearly as may be to their condition immediately prior to such casualty. In the event of a casualty which is insured against,
Lessor and/or its mortgagees shall make all insurance proceeds available to Lessee.

In the event of fire or casualty rendering the premises either partially or totally untenantable, there shall be an equitable abatement of the rental
until the leased premises     are again rendered fully tenantable, provided
that Lessee shall not be relieved from the obligation to pay taxes and other charges and to keep the premises insured.

In the event of destruction of the building premises occurring during the last twelve (12) months of the original tern of this lease or any renewal term, to the extent of fifty percent (50%) or more of the value of the building, Lessee may, at its option, elect to terminate this lease as of the date of said damage or destruction, and in such event, Lessor shall receive all of the proceeds derived from any insurance applicable to said building. Notice of such election must be sent by Lessee to Lessor in writing within thirty (30) days after such casualty. In the event of such termination, Lessor shall refund to Lessee any unearned rents paid in advance of such termination date.


XI.   SURRENDER OF PREMISES:

Lessee will deliver up and surrender possession of the leased premises to Lessor upon the expiration of the lease, any renewal or extension hereof, or its termination in any way, in a good and substantial state of repair, reasonable wear and tear and damage by fire or other casualty, or from other causes beyond Lessee's control, excepted.


XII.  DEFAULT OF BREACH:

Each of the following events shall constitute a default or breach of this lease by Lessee:

(a) If Lessee shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make an assignment for the benefit of creditors.

(b) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within sixty (60) days after the institution or appointment.

(c) If Lessee shall fail to pay Lessor any rent or additional rent when the rent shall become due and shall not make the payment within thirty (30) days after notice thereof by Lessor to Lessee.

(d) If Lessee shall fail to perform or comply with any of the conditions of this lease and if the nonperformance shall continue for a period of thirty
(30) days after notice thereof by Lessor to Lessee or, if the performance cannot by reasonably had within the thirty (30) day period and shall not in good faith have commenced performance within the thirty (30) day period and shall not diligently proceed to completion of performance.

      (e) If Lessee shall vacate or abandon the leased premises.


XIII. EFFECT OF DEFAULT:

In the event of any default hereunder, as set forth in Section 12, above, the rights of Lessor shall be as follows:
      (a) Lessor shall have the right to cancel and terminate this lease, as
well as     all of the right, title, and interest of Lessee hereunder, by giving to Lessee not less than thirty (30) days notice of the cancellation and termination. On expiration of the time fixed in the notice, this lease and the right, title and interest of Lessee hereunder, shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

(b) Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the leased premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.

      (c) Lessor may re-enter the premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee. After re-entry, Lessor may terminate the lease on giving thirty (30) days written notice of termination to Lessee. Without the notice, re-entry will not terminate the lease. On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the premises, and the worth of the balance of this lease over the reasonable rental value of the premises for the remainder of the lease term, which shall be immediately due Lessor from Lessee.

(d) After re-entry, Lessor may re-let the premises or an part thereof for any term without terminating the lease, at the rent and on the terms as Lessor may choose.

      (e) After re-entry, Lessor may, procure the appointment of a receiver. Proceedings for appointment of a receiver by Lessor shall not terminate and forfeit the lease unless Lessor has given written notice of termination to Lessee as provided herein.


IV.   WARRANTY OF TITLE BY LESSOR:

      Lessor hereby warrants, represents and covenants to the Lessee that thc Lessor has good and marketable fee simple title to the leased premises, subject only to prior mortgages, and that the Lessor has full authority, right and power to execute this lease and to lease the premises for the term provided herein.


XV.   QUIET ENJOYMENT

      Lessor hereby covenants and agrees that if Lessee shall perform, all the covenants and agreements herein stipulated to be performed by Lessee, Lessee shall, at all times during the original term of this lease and any renewal term, have peaceable and quiet enjoyment and possession of the leased premises without any manner of let or hindrance from the Lessor or any other person, firm or corporation.


XVI.  SUBORDINATION AND NON-DISTURBANCE:

This lease shall be subject and subordinate to the lien of any mortgage which the Lessor may place upon the premises to finance the cost of construction of the improvements and to all terms, conditions and provisions thereof, to all advances made, and to any renewal, extensions, modifications or replacement thereof. Provided, however, that if there are no defaults hereunder on the part of the Lessee, the right of possession of Lessee to the leased premises and Lessee's rights arising out of this lease shall not be affected or disturbed by the mortgagee in the exercise of any of its rights under the mortgage or the note secured thereby, nor shall Lessee be named as a party defendant to any foreclosure or other proceeding under the mortgage nor in any other way be deprived of any of its rights under this lease, nor shall this lease be terminated or affected by any foreclosure or sale or any proceeding under any mortgage.


XVII. ACCESS TO PREMISES BY LESSOR:

Lessor shall have access to the leased premises at all reasonable hours and upon reasonable notice during the original term of this lease and any renewal terms for the purpose of examining the same; provided, however, that Lessor shall not interfere in any way with the business of Lessee.


XVIII.      ASSIGNMENT AND SUBLETTING BY LESSEE:

Lessee shall have the right to assign this lease or let or underlet the whole or any part of the leased premises with the consent of Lessor, which consent shall not be unreasonably withheld, provided that Lessee remains liable on this lease.


XIX.  NON-WAIVER:

The failure of the Lessor or Lessee to enforce any of the rights given to Lessor or Lessee under this lease by reason of the violation of any of the covenants in this lease to be performed by the Lessee or Lessor shall not be construed as a waiver of the rights of the Lessor or Lessee to exercise any such rights as to any subsequent violations of such covenants, or as a waiver of any of the rights given to the Lessor or Lessee by reason of the violation of any of the other covenants of this lease.


XX.   SNOW REMOVAL:

The removal of all snow and ice from all roadways, all blacktopped surfaces, access ways and unobstructed parking and loading areas shall be the responsibility of and the sole expense of Lessee.


XXI.  ENVIRONMENT:

Lessee agrees to maintain efficient and effective services for preventing and eliminating any odors or smells and will so conduct and operate the leased premises as not to interfere with the use and enjoyment of neighboring buildings by others by reason of odors, noise, accumulation of garbage or trash, vermin or other pests or otherwise.


XXII. CONSTRUCTION OF LEASE:

Words of any gender used in this lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires. Wherever used herein, the words "Lessor,' and "Lessee" shall be determined to include the heirs, personal representatives, successors, subleases and assigns of said parties, unless the context excludes such construction.


XXIV. SERVICE OF NOTICE:

If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.


XXIV. SERVICE OF NOTICE:

      Notices hereunder shall be in writing signed by the party serving the same and shall be sent by Registered or Certified U.S. Mail, Return Receipt Requested, postage prepaid, and

(a) if intended for Lessor, shall be addressed to:

            Plastic Properties, LLC
      1011 McDonald Street
      Green Bay, WI 54303

and

      (b) if intended for Lessor, shall be addressed to:

            Recycled Plastics Industries, Inc.
            1011 McDonald Street
            Green Bay, WI  54303

      and

            U.S. Plastic Lumber Corp.
            2300 Glades Road, Suite 440W
            Boca Raton, FL  33431

or to such other address as either party may have furnished to the other from time to time as a place for the service of notice. Any notice so mailed shall be deemed to have been given as of the time said notice is deposited in the U.S. Mail, unless otherwise provided herein.


XXV.  HEADINGS:

It is understood and agreed that the headings are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of this lease, nor in any way affect this lease.


XXVI. ENTIRE AGREEMENT:


This lease contains the entire agreement between the parties and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

      Signed at Green Bay, Wisconsin this 27th day of January, 1997, as of January 27, 1997.

      WITNESS:                            LESSOR:

                                          PLASTIC PROPERTIES, LLC

                                          /s/  Steve M. Groth



      WITNESS:                            LESSEE:

                                          RPI ACQUISITION CORPORATION

/s/ Lionel A. Marquis                     /s/ Harold H. Gebert
                                          Chairman